FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2011

Highlights

●	Adjusted Funds from Operations (“AFFO”) of $0.22 and $0.90 per share-diluted.

●	GAAP net income of $0.01 and $0.53 per share-diluted.

●	Total revenues increased by $9.6 million, or 51% and increased by $26.7 million, or 40% as compared to the three months and year ended December 31, 2010, respectively.

●	Provisions for loan losses decreased by 65% and 68% as compared to the three months and year ended December 31, 2010, respectively.

●	Common stock cash dividend of $0.25 and $1.00 per share.

●	Cash on hand of $185.9 million at December 31, 2011, an increase of $8.5 million from $177.4 million at September 30, 2011.

New York, N.Y., March 7, 2012 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on commercial real estate (“CRE”) assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and other investments, reported results for the three months and year ended December 31, 2011.

●
AFFO for the three months and year ended December 31, 2011 was $17.0 million, or $0.22 per share-diluted, and $63.9 million, or $0.90 per share-diluted, respectively.  A reconciliation of GAAP net income to AFFO is set forth in Schedule I of this release.

●
GAAP net income for the three months and year ended December 31, 2011 was $413,000, or $0.01 per share-diluted, and $37.7 million, or $0.53 per share-diluted, respectively, as compared to GAAP net loss for the three months ended December 31, 2010 of $9.4 million, or $0.17 per share-diluted and GAAP net income for the year ended December 31, 2010 of $19.4 million, or $0.41 per share-diluted, respectively, increases of $9.8 million, or 104%, and $18.3 million, or 94%, respectively.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, “During the year ended 2011, Resource Capital significantly increased its operating revenues, grew its capital base, and positioned its core businesses for further growth, and improved the credit quality of our portfolio.  We did all this while providing a very good cash distribution to our shareholders.  In 2012, we plan on continuing to grow our core businesses and also to build book value through investments that have longer term appreciation prospects.”

Additional highlights:

Commercial Real Estate

●	The Company received repayments and paydowns on CRE loans of $43.1 million and sold six CRE loans for proceeds of $69.7 million for the year ended December 31, 2011.

●	CRE loan portfolio is now comprised of approximately 87% senior whole loans as of December 31, 2011, as compared to 67% a year ago.

●
The Company originated $139.0 million of whole loans in the year ended December 31, 2011 with a weighted average yield of 7.31%, as compared to $17.9 million with a weighted average yield of 8.4% originated during the year ended December 31, 2010.

●	The Company has committed over $15 million to new CRE whole loans closed and expected to close in the first quarter of 2012 from an ongoing pipeline of new CRE loans of over $250 million.

●
During the three months ended December 31, 2011, a joint venture focused on distressed real estate between RSO and an institutional partner sold two real estate investments that provided cash proceeds to RSO of $2.9 million, and resulted in gains of approximately $1.1 million.  The joint venture is anticipating the sale of another investment in March 2012 with expected net cash proceeds and an estimated gain to RSO of $1.2 million.

The following table summarizes RSO’s CRE loan activities and fundings of previous commitments, at par, for the three months and year ended December 31, 2011 (in millions, except percentages):

	Three Months Ended December 31, 2011	Year Ended December 31, 2011	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (2)
Whole loans	$34.5	$139.0	3.45%	10.07%
Whole loans – future fundings (3)	2.8	10.6
New loans production	37.3	149.6
Sale of real estate loans	(14.4)	(88.0)
Payoffs	(10.0)	(36.0)
Principal paydowns	(0.0)	(8.1)
Loans, net (4)	$12.9	$17.5

(1)
Represents the weighted average rate above the London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of December 31, 2011.  Of these new loans, $120.0 million have LIBOR floors with a weighted average rate of 3.10%.

(2)	Reflects rates on RSO’s portfolio balance as of December 31, 2011.

(3)	Consists of fundings of previous commitments.

(4)	The basis of new net loans does not include provisions for losses on CRE loans of $0.9 million for the three months ended December 31, 2011 and $6.5 million for the year ended December 31, 2011.

CMBS Securities

●
During the year ended December 31, 2011, RSO acquired $102.4 million, par value, of commercial mortgage backed securities (“CMBS”) at a weighted average price of 99.6%.  Of these 2011 CMBS purchases, $72.8 million, par value, were financed by RSO’s Wells Fargo repurchase facility and were AAA rated by at least one rating agency.

Commercial Finance - Syndicated Bank Loans

●
RSO’s bank loan portfolio, including asset-backed securities (“ABS”) and certain loans held for sale, at the end of the fourth quarter was $1.2 billion, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.19% at December 31, 2011.  RSO’s bank loan portfolio is 100% match-funded through four collateralized loan obligation (“CLO”) issuances.

●	RSO, through its subsidiary Resource Capital Asset Management, earned $7.8 million of net fees from February 24, 2011, the date of acquisition, through December 31, 2011.

Apidos CLO VIII (“CLO VIII”)

●
RSO closed CLO VIII, its fourth CLO, on October 13, 2011, with $317.6 million of notes issued at a weighted average cost of three-month LIBOR plus 1.83% or 2.42% at December 31, 2011.  RSO retained an investment of $15.0 million of an aggregate total of $34.7 million of subordinated notes in CLO VIII.  Apidos Capital Management manages CLO VIII and RSO’s investment in the structure.

●
During the three months and year ended December 31, 2011, RSO bought bank loans through its four CLOs with a par value of $236.4 million and $827.2 million, respectively, at a significant net discount of $11.5 million and $24.9 million, respectively.  These purchased loans had an aggregate weighted average unlevered annual yield of approximately 4.12%.

Book Value

As of December 31, 2011, RSO’s book value per common share was $5.38.  Total stockholders’ equity was $429.7 million as of December 31, 2011 as compared to $348.3 million as of December 31, 2010.  Total common shares outstanding were 79,877,516 as of December 31, 2011 as compared to 58,183,425 as of December 31, 2010.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RSO’s investment portfolio as of December 31, 2011, classified by interest rate and by asset type.  The following table includes both (i) the amortized cost of RSO’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RSO’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):
	Amortized cost (3)	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
December 31, 2011
Floating rate
RMBS	$8,729	18.60%	$7,120	15.17%	$(1,609)	-3.43%
CMBS-private placement	28,691	100.00%	8,311	28.97%	(20,380)	-71.03%
Structured notes	27,345	41.53%	31,553	47.93%	4,208	6.40%
ABS	28,513	88.21%	25,201	77.96%	(3,312)	-10.25%
Other ABS	−	0.00%	23	0.28%	23	0.28%
Mezzanine loans (1)	53,908	99.97%	53,077	98.43%	(831)	-1.54%
Whole loans (1)	537,708	99.79%	515,176	95.61%	(22,532)	-4.18%
Bank loans (2)	1,170,599	97.33%	1,142,907	95.03%	(27,692)	-2.30%
Loans held for sale (3)	3,154	54.59%	3,154	54.59%	−	0.00%
Total floating rate	1,858,647	93.71%	1,786,522	90.08%	(72,125)	-3.63%
Fixed rate
CMBS – private placement	132,821	71.94%	124,509	67.44%	(8,312)	-4.50%
B notes (1)	16,435	99.13%	16,182	97.61%	(253)	-1.52%
Mezzanine loans (1)	13,966	100.35%	13,361	96.00%	(605)	-4.35%
Whole loans (1)	6,965	99.47%	6,965	99.47%	−	0.00%
Loans receivable-related party	9,497	100.00%	9,497	100.00%	−	0.00%
Total fixed rate	179,684	77.58%	170,514	73.62%	(9,170)	-3.96%
Other (non-interest bearing)
Investment in real estate	48,027	100.00%	48,027	100.00%	−	0.00%
Investment in unconsolidated entities	47,899	100.00%	47,899	100.00%	−	0.00%
Total other	95,926	100.00%	95,926	100.00%	−	0.00%
Grand total	$2,134,257	92.36%	$2,052,962	88.84%	$(81,295)	-3.52%

(1)
Net carrying amount includes an allowance for loan losses of $24.2 million at December 31, 2011, allocated as follows:  B notes ($253,000), mezzanine loans ($1.4 million) and whole loans ($22.5 million).

(2)
The bank loan portfolio is carried at amortized cost less allowance for loan loss and was $1.2 billion at December 31, 2011.  The amount disclosed represents net realizable value at December 31, 2011, which includes a $3.3 million allowance for loan losses at December 31, 2011.

(3)	Loans held for sale are carried at the lower of cost or market. Amortized cost is equal to fair value.

Liquidity

At February 29, 2012, after paying RSO’s fourth quarter dividend, RSO’s liquidity of $158.3 million consisted of two primary sources:

●	unrestricted cash and cash equivalents of $44.7 million, restricted cash of $1.0 million in margin call accounts and $2.9 million in the form of real estate escrows, reserves and deposits; and

●	capital available for reinvestment in its six CDO entities of $109.7 million, of which $1.6 million is designated to finance future funding commitments on CRE loans.

In addition, RSO has availability through two CRE term facilities to finance the purchase of CMBS securities and origination of commercial real estate loans of $38.6 million and $150.0 million, respectively.

Capital Allocation

As of December 31, 2011, RSO had allocated its invested equity capital among its targeted asset classes as follows: 63.0% in CRE assets, 30.6% in commercial finance assets and 6.4% in other investments.

Supplemental Information

The following schedules of reconciliations or supplemental information as of December 31, 2011 are included at the end of this release:

●	Schedule I – Reconciliation of GAAP Net Income to Funds from Operations (“FFO”) and AFFO.

●	Schedule II – Summary of CDO and CLO Performance Statistics.

●	Supplemental Information regarding loan and leasing investment statistics, CRE loans and bank loans.

About Resource Capital Corp.

RSO is a diversified real estate finance company that is organized and conducts its operations to qualify as a REIT for federal income tax purposes.  RSO’s investment strategy focuses on CRE and CRE-related assets, and, to a lesser extent, commercial finance assets. RSO invests in the following asset classes: CRE-related assets such as commercial real estate property, whole loans, A-notes, B-notes, mezzanine loans, CMBS and investments in real estate joint ventures as well as commercial finance assets such as bank loans, lease receivables, other asset-backed securities, trust preferred securities, debt tranches of CDOs, structured note investments, and private equity investments principally issued by financial institutions.

RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit RSO’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com.

Safe Harbor Statement

Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties.  RSO’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

●	fluctuations in interest rates and related hedging activities;

●	capital markets conditions and the availability of financing;

●	defaults or bankruptcies by borrowers on RSO’s loans or on loans underlying its investments;

●	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO’s investments;

●	increases in financing or administrative costs; and

●	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RSO’s unaudited consolidated balance sheets, unaudited consolidated statements of income, reconciliation of GAAP net income to FFO and AFFO and a summary of CDO and CLO performance statistics and supplemental information regarding RSO’s CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash and cash equivalents	$43,116	$29,488
Restricted cash	142,806	168,192
Investment securities, trading	38,673	17,723
Investment securities available-for-sale, pledged as collateral, at fair value	153,366	57,998
Investment securities available-for-sale, at fair value	4,678	5,962
Investment securities held-to-maturity, pledged as collateral	−	29,036
Property available-for-sale	2,980	4,444
Investment in real estate	48,027	−
Loans, pledged as collateral and net of allowances of $27.5 million and $34.2 million	1,772,063	1,443,271
Loans held for sale	3,154	28,593
Lease receivables, pledged as collateral, net of allowances of $0 and $70,000 and net of unearned income	−	109,612
Loans receivable–related party	9,497	9,927
Investments in unconsolidated entities	47,899	6,791
Dividend reinvestment plan proceeds receivable	−	10,000
Interest receivable	8,836	6,330
Deferred tax asset	626	4,401
Intangible assets	19,813	−
Other assets	4,093	2,432
Total assets	$2,299,627	$1,934,200
LIABILITIES
Borrowings	$1,808,986	$1,543,251
Distribution payable	19,979	14,555
Accrued interest expense	3,260	1,618
Derivatives, at fair value	13,210	13,292
Accrued tax liability	12,567	30
Deferred tax liability	5,624	9,798
Accounts payable and other liabilities	6,311	3,330
Total liabilities	1,869,937	1,585,874
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 79,877,516 and 58,183,425 shares issued and outstanding (including 1,428,931 and 534,957 unvested restricted shares)	80	58
Additional paid-in capital	659,700	528,373
Accumulated other comprehensive loss	(46,327)	(33,918)
Distributions in excess of earnings	(183,763)	(146,187)
Total stockholders’ equity	429,690	348,326
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,299,627	$1,934,200

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
REVENUES
Interest income:
Loans	$26,035	$19,819	$86,739	$77,694
Securities	3,646	2,529	12,744	11,434
Leases	−	4,529	−	11,306
Interest income – other	3,877	1,616	10,711	3,477
Total interest income	33,558	28,493	110,194	103,911
Interest expense	9,261	9,511	30,431	36,466
Net interest income	24,297	18,982	79,763	67,445
Rental income	1,884	−	3,656	−
Dividend income	502	−	2,955	−
Fee income	1,930	−	7,789	−
Total revenues	28,613	18,982	94,163	67,445

OPERATING EXPENSES
Management fees − related party	2,400	3,371	11,022	13,216
Equity compensation – related party	1,127	758	2,526	2,221
Professional services	1,259	1,441	3,791	3,627
Insurance	161	183	658	759
Rental operating expense	1,348	40	2,743	46
General and administrative	754	789	3,950	3,015
Depreciation on operating leases	−	1,660	−	4,003
Depreciation and amortization	1,754	−	4,619	−
Income tax expense	7,767	416	12,036	5,721
Total expenses	16,570	8,658	41,345	32,608
	12,043	10,324	52,818	34,837
OTHER (EXPENSE) REVENUE
Net impairment losses recognized in earnings	(2,249)	(16,290)	(6,898)	(26,804)
Net realized (loss) gains on investment securities available-for-sale and loans	(1,821)	3,314	2,622	4,821
Net realized and unrealized (loss) gains on investment securities, trading	(560)	5,048	858	14,791
Provision for loan and lease losses	(5,979)	(16,958)	(13,896)	(43,321)
Gains on extinguishment of debt	−	5,325	3,875	34,610
Other (expense) income	(1,021)	(137)	(1,663)	513
Total other expense	(11,630)	(19,698)	(15,102)	(15,390)
NET INCOME (LOSS)	$413	$(9,374)	$37,716	$19,447

NET INCOME (LOSS) PER SHARE – BASIC	$0.01	$(0.17)	$0.54	$0.41

NET INCOME (LOSS) PER SHARE – DILUTED	$0.01	$(0.17)	$0.53	$0.41

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	76,806,318	55,928,662	70,410,131	47,715,082

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	77,325,974	55,928,662	70,809,088	47,907,281

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$1.00	$1.00

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended	Year Ended
	December 31,	December 31,
	2011 (3)	2011 (3)
Net income − GAAP	$413	$37,716
Adjustments:
Real estate depreciation and amortization	1,112	2,606
Impairment charges on repossessed real estate assets (2)	−	1,449
FFO (1)	1,525	41,771
Adjustments:
Non-cash items:
Impairment losses on financial instruments	2,249	6,898
Provisions for loan losses	193	317
Straight line rental adjustments	(7)	(17)
Share-based compensation	1,127	2,526
Amortization of deferred costs (non real estate) and intangible assets	1,771	5,870
(Gains) on debt extinguishment	−	(3,875)
REIT tax planning adjustments (4)	11,008	11,751
Cash items:
Capital expenditures	(864)	(1,296)
AFFO (1)	$17,002	$63,945
Weighted average shares – diluted	77,326	70,809
AFFO per share – diluted	$0.22	$0.90

(1)
RSO now evaluates its performance based on several performance measures, including FFO and AFFO (both non-GAAP measures), in addition to net income.  RSO computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.  RSO calculates AFFO by adding or subtracting from FFO: non-cash impairment losses resulting from fair value adjustments on financial instruments, non-cash provision for loan losses, straight-line rental effects, share based compensation, amortization of various deferred items and intangible assets, gains on debt extinguishment, several REIT tax planning adjustments considered non-recurring by management and capital expenditures that are related to RSO’s real estate owned.

Management believes that FFO and AFFO are appropriate measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  Management uses FFO and AFFO as measures of RSO’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of RSO’s operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not accurately compare RSO’s operating performance between periods.

While the Company’s calculation of AFFO may differ from the methodology used for calculating AFFO by other REITs and its AFFO may not be comparable to AFFO reported by other REITs, RSO also believes that FFO and AFFO may provide it and its investors with an additional useful measure to compare its performance with some other REITs.  Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP.  Furthermore FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of RSO’s operating performance or as an alternative to cash flow from operating activities as a measure of its liquidity.

(2)	Amount represents impairment charges recorded by RSO in connection with real estate debt converted to equity.

(3)	Comparative FFO and AFFO data is not provided since RSO did not own depreciable real property during the comparable periods in 2010.

(4)
During the three months ended December 31, 2011, RSO took actions to remain in compliance with respect to its 75% REIT gross income test.  First, RSO transferred two of its CLOs, with non-qualifying income, into a taxable REIT subsidiary for the period October 27, 2011 and ending on December 31, 2011.  This transfer increased the tax provision during the three months and year ended December 31, 2011 by $4.7 million.  In addition, RSO sold several positions and generated tax losses to further reduce its non-qualifying income by $6.3 million and $7.0 million for the three months and year ended December 31, 2011 respectively.  Management believes these actions were unique to the 2011 75% REIT gross income test and does not anticipate the significant impact of these transactions to recur in 2012.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

The following table sets forth collateralized debt obligations – distributions and coverage test summary for the periods presented:

				Annualized
				Interest
				Coverage	Overcollateralization
		Cash Distributions		Cushion	Cushion
		Years Ended		As of	As of	As of Initial
		December 31,		December 31,	December 31,	Measurement
Name (5)	CDO Type	2011 (1)	2010 (1)	2011 (2) (3)	2011 (4)	Date
		(actual)	(actual)
Apidos CDO I (6)	CLO	$9,305	$7,695	$2,588	$14,187	$17,136
Apidos CDO III	CLO	$8,351	$6,552	$4,961	$9,634	$11,269
Apidos Cinco CDO	CLO	$9,941	$7,792	$4,924	$19,623	$17,774
RREF 2006-1(7)	CRE CDO	$11,637	$8,929	$13,590	$53,698	$24,941
RREF 2007-1	CRE CDO	$10,743	$15,068	$8,806	$39,293	$26,032

(1)	Distributions on retained equity interests in CDOs (comprised of note investment and preference share ownership).

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)	Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to RSO’s preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

(5)	The table above excludes Apidos VIII CLO, which closed on October 13, 2011 and has yet to reach the initial measurement date or issue a cash distribution as of December 31, 2011.

(6)	Apidos CDO I reinvestment period expired in July 2011.

(7)	RREF CDO 2006-1 reinvestment period expired in September 2011.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(unaudited)

Loan and Leasing Investment Statistics

The following table presents information on RSO’s impaired loans and lease receivables and related allowances for the periods indicated (based on amortized cost):

	December 31,
	2011		2010
Allowance for loan and lease receivable losses:
Specific allowance:
Commercial real estate loans		$17,065	$20,844
Bank loans		1,593	112
Total specific allowance (1)		18,658	20,956
General allowance:
Commercial real estate loans		7,156	10,773
Bank loans		1,704	2,504
Lease receivables		−	70
Total general allowance		8,860	13,347
Total allowance for loans and leases		$27,518	$34,303
Allowance as a percentage of total loans and lease receivables		1.5%	2.1%

Loans held for sale:
Commercial Real Estate Loans:
Commercial real estate loans at cost	$	−	$39,187
Commercial real estate loans provision		−	(14,621)
Commercial real estate loans held for sale		−	24,566
Bank Loans:
Bank loans at cost		5,692	5,172
Bank loans provision		(2,538)	(1,145)
Bank loans held for sale		3,154	4,027
Loans held for sale		$3,154	$28,593

(1)
Includes allowances on the following specifically reserved assets: commercial real estate loans of $37.8 million, at par, and bank loans of $2.9 million, at par.  A loan of $5.0 million that was fully reserved as of December 31, 2010 was charged off as of March 31, 2011.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of December 31, 2011 (based on par value):

Security type:
Whole loans	86.7%
Mezzanine loans	10.7%
B Notes	2.6%
Total	100.0%

Collateral type:
Multifamily	38.2%
Hotel	29.5%
Retail	17.0%
Office	7.4%
Flex	1.1%
Self-storage	1.0%
Other	5.8%
Total	100.0%

Collateral location:
Southern California	28.5%
Northern California	13.6%
Arizona	8.9%
Florida	8.0%
Texas	6.0%
Washington	4.9%
Colorado	4.6%
New York	1.6%
Other	23.9%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents bank loan portfolio statistics by industry as of December 31, 2011 (based on par value):

Industry type:
Healthcare, education and childcare	13.8%
Diversified/conglomerate service	9.0%
Broadcasting and entertainment	7.7%
Automobile	6.6%
Retail stores	5.5%
Chemicals, plastics and rubber	5.4%
Telecommunications	5.0%
Electronics	4.4%
Hotels, motels, inns and gaming	4.1%
Printing and publishing	3.8%
Leisure, amusement, motion pictures, entertainment	3.5%
Personal transportation	3.2%
Other	28.0%
Total	100.0%